SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549



Form 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 1995


Lone Star Industries, Inc.
(Exact name of registrant as specified in its charter)


		 Delaware			   1-2333		       13-0982660
 (State or other jurisdiction   (Commission        (IRS Employer
       of incorporation)       File Number)      Identification No.)



  300 First Stamford Place, P. O. Box 120014, Stamford, CT 06912-0014
          (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code  (203) 969-8600


ITEM 5.  OTHER EVENTS.

	On November 10, 1995 Lone Star Industries, Inc. made public disclosure of the following by a press release for immediate release:

	Stamford, Connecticut, November 10, 1995 --- The Board of
Directors of Lone Star Industries, Inc. (NYSE/LCE) declared a regular quarterly cash dividend of $0.05 per share on the Company's common stock. The dividend is payable December 15, 1995 to stockholders of record December 1, 1995.

The Board also authorized the expenditure of up to $20 million for the repurchase of the Company's common stock. The purchases are to be made from time to time at prices prevailing in the market or in privately negotiated transactions. Based on the current market value of the stock, this will allow the Company to repurchase up to 7% of the 12.1 million shares outstanding. The shares repurchased will be available for use under the Company's Stock Option Plan.

	In a separate action, the Company has been notified that the Justice Department has closed its civil investigation concerning price fixing and market allocation by cement sellers without finding any wrongdoing.

	Lone Star Industries, Inc. is a producer of cement, ready-mixed concrete, sand and gravel, crushed stone, and other construction materials.







                            SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, Lone Star Industries, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


						LONE STAR INDUSTRIES, INC.



						By: /s/ James W. Langham
							   James W. Langham
						         Vice President

Date:  November 13, 1995